CONTACT:
U.S. Physical Therapy, Inc.
Carey Hendrickson, Chief Financial Officer
          Email: Chendrickson@usph.com
Chris Reading, Chief Executive Officer
(713) 297-7000
Three Part Advisors
Joe Noyons
(817) 778-8424

U.S. Physical Therapy to Present at the
Oppenheimer 34th Annual Healthcare MedTech &
Services Conference

Houston, TX, March 8, 2024 – U.S. Physical Therapy, Inc. (NYSE: USPH) (the “Company”), a national operator of outpatient physical therapy clinics and provider of industrial injury prevention services, today announced that Carey Hendrickson, Chief Financial Officer, will present at the Oppenheimer 34th Annual Healthcare MedTech & Services Conference on Tuesday, March 12, 2024. The presentation will cover an overview of the Company.

A copy of USPH’s investor presentation is posted on the Company’s website at www.usph.com.

About U.S.  Physical Therapy, Inc.

Founded in 1990, U.S. Physical Therapy, Inc. operates 672 outpatient physical therapy clinics in 42 states. The Company's clinics provide preventative and post-operative care for a variety of orthopedic-related disorders and sports-related injuries, treatment for neurologically-related injuries and rehabilitation of injured workers. In addition to owning and operating clinics, the Company manages 41 physical therapy facilities for unaffiliated third parties, including hospitals and physician groups. The Company also has an industrial injury prevention business which provides onsite services for clients’ employees including injury prevention and rehabilitation, performance optimization, post-offer employment testing, functional capacity evaluations, and ergonomic assessments.

More information about U.S. Physical Therapy, Inc. is available at www.usph.com. The information included on that website is not incorporated into this press release.